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                                                            Exhibits 5 and 23(a)

                                  [LETTERHEAD]

                                February 2, 1998
Arrow Electronics, Inc.
25 Hub Drive
Melville, NY  11747

      Re: Registration Statement on Form S-8 of Arrow Electronics, Inc. Relating to the Issuance Shares of Common Stock Pursuant to the Arrow Electronics, Inc. Stock Option Plan, the Arrow Electronics, Inc. Restricted Stock Plan, the Arrow Electronics, Inc. Non-Employee Directors Stock Option Plan, and the Arrow Electronics, Inc. Non-Employee Directors Deferral Plan


Ladies and Gentlemen:

      We have acted as counsel to Arrow Electronics, Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") relating to the offering of up to 11,500,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), to be issued pursuant to the provisions of the Arrow Electronics, Inc. Stock Option Plan, the Arrow Electronics, Inc. Restricted Stock Plan, the Arrow Electronics, Inc. Non-Employee Directors Stock Option Plan, and the Arrow Electronics, Inc. Non-Employee Directors Deferral Plan (the "Plans"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

      We are of the opinion that when:

            (a) the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with; and

            (b) the Company's Board of Directors shall have duly authorized the issuance of such Shares, and

            (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $1.00 per share,

the Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Commission thereunder.

                        Very truly yours,

                        /s/ Winthrop, Stimson, Putnam & Roberts

                       Winthrop, Stimson, Putnam & Roberts



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